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                                                                      EXHIBIT 21

                        PennFed Financial Services, Inc.

                         SUBSIDIARIES OF THE REGISTRANT

                                                                                        Percentage           State
                                                                                           of           of Incorporation
           Parent                           Subsidiary                                  Ownership       or Organization
           ------                           ----------                                  ---------       ---------------


PennFed Financial Services, Inc.            Penn Federal Savings Bank                       100%         United States

PennFed Financial Services, Inc.            PennFed Capital Trust I                         100%         Delaware

PennFed Financial Services, Inc.            PennFed Capital Trust II                        100%         Delaware

Penn Federal Savings Bank                   Penn Savings Insurance Agency, Inc.             100%         New Jersey

Penn Federal Savings Bank                   Ferry Development Holding Co.                   100%         Delaware

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The financial statements of the Registrant are consolidated with those of its subsidiaries.


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